UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LUMIRADX LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

LumiraDx Limited c/o Ocorian Trust (Cayman) Limited PO Box 1350, Windward 3, Regatta Office Park Grand Cayman KY1-1108 Cayman Islands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.0000028 per share	The Nasdaq Stock Market LLC
Warrants exercisable to purchase common shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement number or Regulation A offering statement file number to which this form relates:

333-257745

Securities to be registered pursuant to Section 12(g) of the Act: None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares, par value $0.0000028 per share (the “Common Shares”) each in the capital of LumiraDx Limited (the “Company”), and warrants exercisable to purchase Common Shares of the Company (the “Warrants”). The description of the Common Shares and the Warrants contained under the heading “Description of LumiraDx’s Securities” in the Company’s Registration Statement on Form F-4, initially filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2021 (File No. 333-257745), as subsequently amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Common Shares and Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LMDX” and “LMDXW”, respectively.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LUMIRADX LIMITED

	By:	/s/ Ron Zwanziger
	Name:	Ron Zwanziger
	Title:	Chief Executive Officer, Chairman and Director
Dated: September 28, 2021